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                                                                    Exhibit 23.6


                            CONSENT OF YUTAKA NARITA

     The undersigned hereby consents to be named in this Registration Statement on Form F-4 as a person designated to become a director of Publicis Groupe S.A. upon the consummation of the merger between Bcom3 Group, Inc. and Philadelphia Merger Corp., a wholly-owned subsidiary of Publicis Groupe S.A.



                                        /s/  YUTAKA NARITA
                                        ---------------------------------------
                                             Yutaka Narita

Date: May 1st, 2002